Exhibit 10.4

October 21, 2004

Omega Protein Corporation and

Omega Protein, Inc.

1717 St. James Place, Suite 550

Houston, TX 77056

Re:	Loan and Security Agreement dated as of December 20, 2000, as amended, (“Loan Agreement”) by and among Omega Protein Corporation, Omega Protein, Inc., (individually “Borrower” or collectively, the “Borrowers”), Omega Shipyard, Inc., Omega International Distribution Company, Protein Finance Company, Protein Operating Company, Protein Securities Company and Protein (U.S.A.) Company, (individually, “Guarantor” and collectively, the “Guarantors”), and Bank of America, N.A. (“Bank” or “Lender”)

Gentlemen:

Capitalized terms and used herein but not defined shall have the respective meanings given to such terms in the Loan Agreement.

The Loan Agreement is hereby amended by deleting Section 6(b) and substituting the following in lieu thereof:

(b)	Net Capital Expenditures. Make Net Capital Expenditures during any fiscal year which, in the aggregate, for both Borrowers, exceed $11,000,000; provided however, that capital expenditures incurred with respect to the construction of a fish oil refinery in Reedville, Virginia, to the extent such capital expenditures are not financed by Bank or any other Person and do not exceed $20,000,000 in the aggregate, shall be excluded from such limitation.

The Loan Agreement is further amended by deleting the definition of Fixed Charge Coverage Ratio and substituting the following in lieu thereof:

“Fixed Charge Coverage Ratio” means (a) (i) EBITDA for the twelve month period then ended, plus (ii) capital expenditures incurred during the twelve month period then ended with respect to the construction of a fish oil refinery in Reedville, Virginia, to the extent such capital expenditures are not financed by Bank or any other Person and do not exceed $20,000,000 in the aggregate, divided by (b) the sum of (without duplication) (i) interest expense, (ii) Net Capital Expenditures, (iii) scheduled principal payments of Debt, and (iv) federal, state, local and foreign income taxes (excluding deferred taxes), in each case for Borrowers and their subsidiaries on a consolidated basis for the twelve month period then ended.

Please acknowledge your acceptance and agreement to the change by signing below and returning to my attention at the Bank.

This letter amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement.

BANK OF AMERICA, N.A.

By:	/s/ Stuart A. Hall
Stuart A. Hall Vice President

Acknowledged and Agreed:

OMEGA PROTEIN CORPORATION (“Borrower”)

By:	/s/ Robert W. Stockton
Name: Title:	Robert W. Stockton Executive Vice President and Chief Financial Officer October 27, 2004

OMEGA PROTEIN, INC. (“Borrower”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration

OMEGA SHIPYARD, INC. (“Guarantor”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration

OMEGA INTERNATIONAL DISTRIBUTION COMPANY (“Guarantor”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration

OMEGA FINANCE COMPANY (“Guarantor”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration

PROTEIN OPERATING COMPANY (“Guarantor”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration

PROTEIN SECURITIES COMPANY (“Guarantor”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration

PROTEIN (U.S.A.) COMPANY (“Guarantor”)

By:	/s/ Clark A. Haner
Name: Title:	Clark A. Haner Vice President Controller and Administration